UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 4, 2014

THE CHUBB CORPORATION

(Exact name of registrant as specified in its charter)

New Jersey	1-8661	13-2595722
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Mountain View Road, Warren, New Jersey	07059
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 903-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 9.01 Financial Statements and Exhibits

Signatures

Exhibit Index to Current Report on Form 8-K filed on December 5, 2014

Notice, dated as of December 4, 2014, by and between The Chubb Corporation and John D. Finnegan

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	As previously disclosed, John D. Finnegan, Chairman, President and Chief Executive Officer of The Chubb Corporation (Chubb), and the Board of Directors of Chubb have agreed that Mr. Finnegan will retire from Chubb on December 31, 2016.

In order to effect Mr. Finnegan’s retirement at the end of 2016 under the terms of his existing employment agreement with Chubb (the Employment Agreement), Chubb’s Board of Directors, at its regularly scheduled meeting on December 4, 2014, approved Chubb’s delivery of the notice required under the Employment Agreement so that Mr. Finnegan’s employment under the Employment Agreement will end concurrent with his expected retirement effective on December 31, 2016. Subsequently, the notice was executed and delivered by Chubb and agreed to by Mr. Finnegan. Chubb and Mr. Finnegan agreed to the delivery of the notice at this time in order to comply with the provisions of the Employment Agreement requiring two years’ prior notice of the end of his employment under the Employment Agreement.

The notice is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Notice, dated as of December 4, 2014, by and between The Chubb Corporation and John D. Finnegan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHUBB CORPORATION

Date: December 5, 2014	By:	/s/ Maureen A. Brundage
Name: Maureen A. Brundage
Title: Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX TO CURRENT REPORT ON FORM 8-K

FILED ON DECEMBER 5, 2014

Exhibit No.	Description

99.1	Notice, dated as of December 4, 2014, by and between The Chubb Corporation and John D. Finnegan